    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1999
                                            REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-3
                                ---------------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                        MILLENNIUM PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

                           --------------------------

                       DELAWARE                                                04-3177038
             (State or other jurisdiction                                   (I.R.S. Employer
           of incorporation or organization)                               Identification No.)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                  617-679-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                           --------------------------

                                 MARK J. LEVIN
                            CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                  617-679-7000
           (Name, address, including zip code, and telephone number,
                   including area code, of Agent for Service)
                           --------------------------

                                   COPIES TO:

    DAVID E. REDLICK, ESQ.          JOHN B. DOUGLAS III, ESQ.           DAVID TRUMMEL, ESQ.
    KENNETH A. HOXSIE, ESQ.        MILLENNIUM PHARMACEUTICALS,         ELI LILLY AND COMPANY
       HALE AND DORR LLP                      INC.                    LILLY CORPORATE CENTER
        60 STATE STREET                 75 SIDNEY STREET            INDIANAPOLIS, INDIANA 46286
  BOSTON, MASSACHUSETTS 02109    CAMBRIDGE, MASSACHUSETTS 02139            317-276-5669
         617-526-6000                     617-679-7000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. / / 333-      .

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  / / 333-      .

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                    AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
      TITLE OF SHARES TO BE REGISTERED            BE REGISTERED        PER SHARE(1)       OFFERING PRICE(1)    REGISTRATION FEE
Common Stock, $.001 par value per share              500,000              $70.625            $35,312,500            $9,817

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on November 2, 1999.

    THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1999
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                        MILLENNIUM PHARMACEUTICALS, INC.

                         500,000 SHARES OF COMMON STOCK

                               ------------------

    This prospectus relates to resales of shares of common stock we issued and sold to Eli Lilly and Company, the selling stockholder. We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

    The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may offer the shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. Our common stock is traded on the Nasdaq National Market under the symbol "MLNM." On November 4, 1999, the closing sale price of the common stock on Nasdaq was $75.3125 per share.

                             ---------------------

    INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

                               ------------------

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Our principal executive offices are located at 75 Sidney Street, Cambridge, Massachusetts 02139 and our telephone number is 617-679-7000.

                             ---------------------

 .

               The date of this prospectus is              , 1999

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
WHO WE ARE..................................................      3

RISK FACTORS................................................      6

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION..........     17

USE OF PROCEEDS.............................................     18

SELLING STOCKHOLDER.........................................     18

PLAN OF DISTRIBUTION........................................     19

LEGAL MATTERS...............................................     21

EXPERTS.....................................................     21

WHERE TO FIND MORE INFORMATION..............................     21

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     21

                            ------------------------

    WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE SELLING STOCKHOLDER IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES.

                                   WHO WE ARE

    BUSINESS. Millennium Pharmaceuticals is seeking to discover and develop proprietary therapeutic and diagnostic human healthcare products and services based on the discovery and understanding of the medical usefulness of genes. We employ genetics and genetic analysis, also called genomics, and use computer-based information systems to assist in the identification, analysis and elucidation of the biological function of genes. We are applying our technology across the entire healthcare sector, from gene identification through patient management.

    We are pursuing business opportunities in small molecule drugs, biotherapeutics and predictive medicine through operating divisions and our subsidiaries, Millennium BioTherapeutics, Inc. and Millennium Predictive Medicine, Inc. As part of our strategy, we have formed strategic alliances with major companies in the pharmaceutical and life science industries. To date, we have formed eleven alliances, nine by Millennium, one by Millennium BioTherapeutics and one by Millennium Predictive Medicine. We use the term "Millennium Pharmaceuticals" in this prospectus to mean Millennium Pharmeceuticals and its subsidiaries, unless the context indicates otherwise.

    PENDING MILLENNIUM BIOTHERAPEUTICS MERGER. On October 14, 1999, we signed a merger agreement with Millennium BioTherapeutics. On that same date, we purchased the 18% interest in Millennium BioTherapeutics owned by Eli Lilly and Company. We paid Lilly $15.00 for each of its shares of Millennium BioTherapeutics; the payment was in the form of 360,198 shares of Millennium Pharmaceuticals common stock. We agreed to register these shares with the SEC for resale by Lilly. We will issue additional shares to Lilly, or Lilly will return to us some of the shares issued to it, depending upon whether the price of our common stock over a five-day period prior to having the resale registration statement of which this prospectus is a part declared effective, is less than or exceeds $83.2876.

    Under the merger agreement with Millennium BioTherapeutics, we will pay each holder of Millennium BioTherapeutics Class B common stock $15.00 for his or her shares; the payment will be in the form of our common stock. The number of shares of our stock we will pay for each share of Millennium BioTherapeutics will equal the average of (1) $15.00 divided by $62.536 and (2) $15.00 divided by the average of the last reported sale prices of our stock on the Nasdaq National Market over the 20-day period ending on the second trading day prior to closing the merger. We expect to complete the merger on the 20(th) business day after mailing a prospectus to Millennium BioTherapeutics shareholders relating to the proposed merger.

    PENDING LEUKOSITE MERGER. On October 14, 1999, we signed a merger agreement with LeukoSite, Inc. If this merger is completed, LeukoSite will become a wholly-owned subsidiary of Millennium Pharmaceuticals. Under the terms of the merger agreement, LeukoSite shareholders will receive 0.4296 shares of our common stock in exchange for each LeukoSite share. In connection with this transaction, we expect to issue approximately 6,577,110 shares of our common stock, and approximately 986,911 shares of our common stock issuable upon exercise of LeukoSite options and warrants.

    LeukoSite is a biotechnology company developing proprietary monoclonal antibody and small molecule drugs to treat patients with cancer and inflammatory, autoimmune and viral diseases. LeukoSite is preparing to complete the filing of the biologics license application for its lead drug, the CAMPATH-Registered Trademark- monoclonal antibody. LeukoSite is a party to a joint venture with ILEX Oncology, Inc. for CAMPATH-Registered Trademark-, and Schering AG and its U.S. affiliate, Berlex Laboratories, expect to market, distribute and sell CAMPATH-Registered Trademark- in Europe and the United States. Including CAMPATH-Registered Trademark-, LeukoSite has six drug candidates in clinical development and nine partnered small molecule research and development programs. LeukoSite's collaborators include Schering AG, Warner-Lambert Company, Roche Bioscience, Kyowa Hakko Kogyo Co., Ltd., Genentech, Inc., Hoescht Marion Russel, ILEX Oncology, Inc., MorphoSys AG and Medarex, Inc.

    The principal conditions to closing the LeukoSite acquisition are:

    - Approval by the stockholders of LeukoSite;

    - Termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and

    - The registration statement registering the shares of our common stock to be issued to the stockholders of LeukoSite must become effective under the Securities Act of 1933 and must not be subject to any stop order or proceedings seeking a stop order.

    AMENDMENT OF RIGHTS EXCHANGE AGREEMENT. The Rights Exchange Agreement between us and Millennium BioTherapeutics provided that we would transfer and assign to each other existing and future rights for use in our respective core fields. In particular, we and Millennium BioTherapeutics agreed:

    - To transfer and assign to Millennium BioTherapeutics the retained rights under our existing collaboration agreements that are in Millennium BioTherapeutics' core field,

    - To transfer, assign and/or license to each other all future product development opportunities and technology rights developed or acquired during the agreement term to the extent applicable to our respective core fields, and

    - To use reasonable efforts when negotiating third party collaboration agreements to limit the licenses and rights granted to the third party in the core field of the other party, except when such limitation of license grant would have a material impact on either the willingness of the third party to enter into the collaboration agreement or on the financial terms of the collaboration agreement.

    The agreement has a term which ends on the later of May 31, 2002 or the date on which Millennium BioTherapeutics ceases to be an affiliate of Millennium Pharmaceuticals.

    In an October 14, 1999 amendment to this agreement, we agreed that we would no longer be obligated to transfer future product development opportunities or other technology rights that come into existence or under our control subsequent to the date of the amendment and that we would no longer be required to use reasonable efforts when negotiating third party collaboration agreements to limit the licenses and rights granted to the third party in Millennium BioTherapeutics' core field. In addition, should our proposed merger with Millennium BioTherapeutics not have closed by December 31, 2000, then we and Millennium BioTherapeutics agreed to execute on that date an amended and restated Rights Exchange Agreement which would reinstate our obligations as outlined above.

    TECHNOLOGY TRANSFER AGREEMENT. The Technology Transfer and License Agreement between us and Millennium BioTherapeutics provided that we would transfer technology and grant licenses to each other for use in our respective core fields. In particular, we and Millennium BioTherapeutics agreed:

    - To transfer to each other product specific development opportunities and technology rights, including, opportunities and rights that arise under collaboration agreements with third parties,

    - To grant to each other a royalty-free, non-exclusive license to technology relating to the research and development of genes and proteins in our respective core fields, and

    - To grant to each other a royalty-free, exclusive license to technology relating to the development, manufacture and/or commercialization of products in our respective core fields.

    The agreement has a term which ends on the later of May 31, 2002 or the date on which Millennium BioTherapeutics ceases to be an affiliate of Millennium Pharmaceuticals. In an October 14, 1999 amendment to this agreement, we agreed that we would no longer be obligated to grant to

Millennium BioTherapeutics a royalty-free, exclusive license to technology relating to the development, manufacture and/or commercialization of products in Millennium BioTherapeutics' core field that come into existence subsequent to the date of the amendment. In addition, should our proposed merger with Millennium BioTherapeutics not have closed by December 31, 2000, then we and Millennium BioTherapeutics agreed to execute on that date an amended and restated Technology Transfer and License Agreement which would reinstate this obligation of Millennium Pharmaceuticals and would include a new obligation for Millennium BioTherapeutics to share in the costs associated with licensing or acquisition of product technology that has application to Millennium BioTherapeutics' core field and that was licensed or acquired from third parties subsequent to October 14, 1999.

    LOCATION. We were organized as a Delaware corporation in 1993. Our principal executive offices are located at 75 Sidney Street, Cambridge, Massachusetts 02139 and our telephone number is 617-679-7000. Our World Wide Web site address is www.mlnm.com. The information in our web site is not incorporated by reference into this prospectus.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS, ALONG WITH THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE ANY OF OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES AFFECTING OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES MAY ALSO ADVERSELY AFFECT OUR BUSINESS AND OPERATIONS. IF ANY OF THE FOLLOWING EVENTS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS WOULD LIKELY SUFFER, POSSIBLY MATERIALLY.

RISKS RELATING TO OUR INDUSTRY, BUSINESS AND STRATEGY

THE GENOMICS INDUSTRY IS NEW; WE HAVE NOT DEVELOPED OR COMMERCIALIZED ANY
PRODUCTS

    The genomics industry is new and evolving rapidly. To date, we have not developed or commercialized any products based on our genomics and related technologies. In addition, relatively few products based on gene discoveries have been developed and commercialized by others. Rapid technological development by us or others may result in compounds, products or processes becoming obsolete before we recover our development expenses.

    The products that we are developing will require additional research and development, extensive preclinical studies and clinical trials and regulatory approval prior to any commercial sales. We may need to successfully address a number of technological challenges in order to complete development of any of our products. Moreover, these products may not be effective in treating any disease or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may prevent or limit commercial use.

WE PLAN TO EXPAND RAPIDLY; IF WE CANNOT MANAGE OUR GROWTH SUCCESSFULLY, OUR GROWTH MAY SLOW OR STOP

    We have rapidly expanded our operations and expect to continue to expand. Our growth has placed, and will continue to place, a significant strain on our management, operating and financial systems. If we cannot manage our expanding operations, we may not be able to continue to grow or we may grow at a slower pace. Furthermore, our operating costs may escalate faster than planned. In order to manage our growth successfully, we must:

    - Maintain close coordination among our executive, finance, operations, research and development organizations;

    - Improve our operating, financial and accounting systems, procedures and controls;

    - Expand, train and manage our employee base effectively; and

    - Acquire and lease significant additional equipment and facilities.

ANY ACQUISITIONS WE MAKE MAY NOT BE SCIENTIFICALLY OR COMMERCIALLY SUCCESSFUL

    We plan to effect acquisitions to obtain additional businesses, products, technologies, capabilities and personnel. If we make one or more significant acquisitions in which the consideration includes stock or other securities, your equity in us may be significantly diluted. If we make one or more significant acquisitions in which the consideration includes cash, we may be required to use a substantial portion of our available cash.

    Acquisitions involve a number of operational risks, including:

    - Difficulty and expense of assimilating the operations, technology and personnel of the acquired business;

    - Inability to retain the management, key personnel and other employees of the acquired business;

    - Inability to maintain the acquired company's relationships with key third parties, such as alliance partners;

    - Exposure to legal claims for activities of the acquired business prior to acquisition;

    - Diversion of management attention; and

    - Amortization of substantial goodwill and write-off of in-process research and development costs, adversely affecting our reported results of operations.

OUR GROWTH COULD BE LIMITED IF WE ARE UNABLE TO ATTRACT AND RETAIN KEY PERSONNEL

    Our success is substantially dependent on the ability, experience and performance of our senior management and other key personnel. If we lose one or more of the members of our senior management or other key employees, our business and operating results could be seriously harmed. None of the members of our senior management or other key employees is bound by a long-term employment agreement with us.

    In addition, our future success will depend heavily on our ability to continue to hire, train, retain and motivate additional skilled managerial and scientific personnel. The pool of personnel with the skills that we require is limited. Competition to hire from this limited pool is intense.

WE FACE SUBSTANTIAL COMPETITION, WHICH MAY RESULT IN OTHERS DISCOVERING,
  DEVELOPING OR COMMERCIALIZING PRODUCTS AND SERVICES BEFORE OR MORE SUCCESSFULLY THAN WE DO

    The fields of genomics and pharmaceuticals are highly competitive. We will not succeed if we cannot compete effectively in these fields. Many of our competitors are substantially larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have. Furthermore, many of our competitors are more experienced than we are in drug discovery, development and commercialization, obtaining regulatory approvals and product manufacturing. As a result, our competitors may identify genes associated with diseases or discover, develop and commercialize products or services for such genes before we do. In addition, our competitors may discover, develop and commercialize products or services which render non-competitive or obsolete the products or services that we or our strategic alliance partners are seeking to develop and commercialize.

RISKS RELATING TO FINANCING

WE HAVE INCURRED SUBSTANTIAL LOSSES, WE EXPECT TO CONTINUE TO INCUR LOSSES AND
  WE WILL NOT BE SUCCESSFUL UNLESS WE REVERSE THIS TREND

    We have incurred losses in three of the last five years. We expect to continue to incur operating losses in future periods.

    To date, substantially all of our revenues have resulted from payments from strategic partners. We have not received any revenues from the sale of products.

    We expect to increase our spending significantly as we continue to expand our infrastructure, research and development programs and commercialization activities. As a result, we will need to generate significant revenues to achieve profitability. We cannot be certain whether or when this will occur because of the significant uncertainties that affect our business.

WE MAY NEED ADDITIONAL FINANCING, WHICH MAY BE DIFFICULT TO OBTAIN AND MAY
  DILUTE YOUR OWNERSHIP INTEREST IN US

    We will require substantial funds to conduct research and development, including preclinical testing and clinical trials of our potential products, meet our obligations to our strategic alliance partners and manufacture and market any products and services that are approved for commercial sale. Our future capital requirements will depend on many factors, including the following:

    - Continued progress in our discovery and development programs;

    - The number and scope of our discovery and development programs;

    - The progress of the development efforts of our strategic partners;

    - The scope and results of clinical trials initiated by us;

    - The time and costs involved in obtaining regulatory approvals;

    - The cost of acquisitions of businesses, products and technologies;

    - The cost of manufacturing and commercialization activities;

    - The cost of continuing to build our infrastructure, including our additional facilities requirements and costs of recruiting personnel;

    - The timing, receipt, and amount of milestones and other payments from our alliance partners;

    - Our ability to establish and maintain strategic alliances;

    - The timing, receipt and amount of sales and royalties from our potential products and services in the market;

    - The costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs and the costs of obtaining any required licenses to technologies; and

    - Competing technological and market developments.

    We expect that we will require significant additional financing in the future. We may seek to raise such financing through public or private equity offerings, debt financings or additional strategic alliance and licensing arrangements or other financing vehicles. Such additional financing may not be available when we need it or may not be available on terms that are favorable to us.

    If we raise additional funds by issuing equity securities, further dilution to our then existing stockholders will result. In addition, the terms of the financing may adversely affect the holdings or the rights of such stockholders. If we are unable to obtain adequate funding on a timely basis, we may be required to significantly curtail one or more of our discovery or development programs. We also could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products which we would otherwise pursue on our own.

RISKS RELATING TO DEVELOPMENT OF TECHNOLOGY AND PRODUCTS

IF OUR TECHNOLOGICAL APPROACHES ARE NOT SUCCESSFUL, WE WILL NOT BE ABLE TO
  DEVELOP AND COMMERCIALIZE ANY PRODUCTS AND SERVICES

    We have directed our lead programs and development focus primarily to diseases that may be linked to several or many genes working in combination. Both we and the general scientific and medical communities have a limited understanding relating to the role of genes in these diseases. Our technological approaches to gene identification and target validation may not enable us to successfully identify and characterize genes that predispose individuals to diseases. If we do not identify such genes, we will not be able to successfully develop and commercialize any products or services. Even if we do identify such genes, we will have to do substantial additional work to translate these discoveries into products.

WE MAY NOT BE ABLE TO OBTAIN DNA SAMPLES OF FAMILIES AND POPULATIONS REQUIRED FOR OUR GENETIC STUDIES

    Our gene identification strategy includes genetic studies of families and populations prone to particular diseases. These studies require the collection of large numbers of DNA samples from affected individuals, their families and other suitable populations. The availability of DNA samples is important to our ability to discover the genes responsible for human diseases through human genetic approaches. Competition for these resources is intense, and access to suitable populations could be limited by forces beyond our control, including governmental actions. Our competitors may have obtained access to significantly more family and population resources than we have obtained. As a result, we may not be able to obtain access to DNA samples necessary to support our human gene discovery programs.

RISKS RELATING TO STRATEGIC ALLIANCE PARTNERS

WE DEPEND ON OUR STRATEGIC ALLIANCE PARTNERS; OUR BUSINESS WILL SUFFER IF ANY OF
  OUR STRATEGIC ALLIANCE PARTNERS BREACHES ITS AGREEMENT OR FAILS TO SUPPORT OR TERMINATES ITS ALLIANCE WITH US

    We conduct most of our the discovery and development activities through strategic alliances. The success of these programs is heavily dependent on the efforts and activities of our strategic alliance partners. Our agreements with our alliance partners allow them significant discretion in determining the efforts and resources that they will apply to the alliance. Our existing and any future alliances may not be scientifically or commercially successful.

    The risks that we face in connection with these alliances include:

    - If any of our alliance partners were to breach or terminate its agreement with us, reduce its funding or otherwise fail to conduct its collaborative activities successfully, we could be required to devote additional internal resources to the program that is the subject of the alliance, scale back or terminate the program or seek an alternative partner.

    - All of our strategic alliance agreements are subject to termination under various circumstances, including in many cases on short notice without cause. Some of our alliance agreements provide that if we fail to meet specified performance criteria, our alliance partner may terminate the agreement while maintaining rights and licenses to certain of our discoveries. If an alliance partner terminates its alliance with us, it may adversely affect the perception of us in the business and financial communities.

    - In our alliance agreements, we generally agree not to conduct certain research and development in the field that is the subject of the alliance. These agreements may have the effect of limiting the areas of research and development we may pursue, either alone or in collaboration with third parties.

    - Our alliance partners may develop and commercialize, either alone or with others, products and services that are similar to or competitive with the products and services that are the subject of the alliance with us. Such competing products and services may result in our alliance partner withdrawing financial and related support for our product and service candidates.

    - Reductions in marketing or sales efforts or a discontinuation of marketing or sales efforts of our products or services by our alliance partners would reduce our revenues, which in many cases will be based on a percentage of net sales by our alliance partner.

    - Our alliance partners may change the focus of their development and commercialization efforts. Pharmaceutical and biotechnology companies historically have re-evaluated their priorities following mergers and consolidations, which have been common in recent years in these industries.

WE MAY NOT BE SUCCESSFUL IN ESTABLISHING ADDITIONAL STRATEGIC ALLIANCES

    An important element of our business strategy is entering into strategic alliances for the development and commercialization of products and services based on our gene discoveries. We face significant competition in seeking appropriate alliance partners. We may not be successful in our efforts to establish additional strategic alliances or other alternative arrangements. The terms of any additional strategic alliances or other arrangements that we establish may not be favorable to us. Moreover, such strategic alliances or other arrangements may not be successful.

CONFLICTS MAY ARISE BETWEEN US AND OUR SUBSIDIARIES

    We have two subsidiaries in which we have sold minority equity interests to third parties. We may establish additional subsidiaries in the future in which we sell minority equity interests to third parties. Conflicts may arise between us and such subsidiaries, including with respect to:

    - the allocation of business opportunities;

    - the sharing of rights, technologies, facilities, personnel and other resources; and

    - the fiduciary duties owed by officers and directors who provide services to both us and one or more of these subsidiaries.

RISKS RELATING TO INTELLECTUAL PROPERTY

WE MAY NOT BE ABLE TO OBTAIN PATENT PROTECTION FOR OUR DISCOVERIES AND WE MAY
  INFRINGE PATENT RIGHTS OF THIRD PARTIES

    The patent positions of pharmaceutical and biotechnology companies, including us, are generally uncertain and involve complex legal, scientific and factual questions.

    Our success depends in significant part on our ability to:

    - Obtain patents;

    - Protect trade secrets;

    - Operate without infringing upon the proprietary rights of others; and

    - Prevent others from infringing on our proprietary rights.

    The validity and permissible scope of claims covered in genomics patents involve important unresolved legal principles. For example, there is significant uncertainty regarding the patentability of partial gene sequences and full-length genes in the absence of functional data and as to the scope of patent protection available for full-length genes and partial gene sequences. Moreover, certain groups have made certain gene sequences available in publicly accessible databases. These and other similar disclosures may adversely affect our ability to obtain patent protection for full-length genes claimed by us in patent applications that we file subsequent to such disclosures. Finally, there is substantial uncertainty as to whether human clinical data will be required for issuance of patents for human therapeutics. If such data are required, our ability to obtain patent protection could be delayed or otherwise adversely affected.

    Patents may not issue from any patent applications that we own or license. If patents do issue, the claims allowed may not be sufficiently broad to protect our technology. In addition, issued patents that we own or license may be challenged, invalidated or circumvented. Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States are maintained in secrecy until patents issue, third parties may have filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.

    We may not hold proprietary rights to certain patents related to our proposed products or services. In some cases, these patents may be owned or controlled by third parties. As a result, we or our alliance partners may be required to obtain licenses under third party patents to market certain of our proposed products or services. If licenses are not available to us on acceptable terms, we or our alliance partners will not be able to market these products or services.

WE MAY NOT BE ABLE TO KEEP OUR TRADE SECRETS CONFIDENTIAL

    We also rely significantly upon unpatented proprietary technology, information, processes and know how, including proprietary software and databases of proprietary gene sequences and biological information. We seek to protect this information by confidentiality agreements with our employees, consultants and other third party contractors as well as through other security measures. These confidentiality agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

WE MAY BECOME INVOLVED IN EXPENSIVE PATENT LITIGATION OR OTHER INTELLECTUAL
  PROPERTY PROCEEDINGS WHICH COULD RESULT IN LIABILITY FOR DAMAGES OR STOP OUR DEVELOPMENT AND COMMERCIALIZATION EFFORTS

    There has been substantial litigation and other proceedings regarding the complex patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation or other proceedings regarding intellectual property rights. For example, we believe that certain of our patent applications cover genes that are also claimed in patent applications filed by others. Interference proceedings before the United States Patent and Trademark Office may be necessary to establish which party was the first to discover these genes.

    Other types of situations in which we may become involved in patent litigation or other intellectual property proceedings include:

    - We may initiate litigation or other proceedings against third parties to enforce our patent rights.

    - We may initiate litigation or other proceedings against third parties to seek to invalidate the patents held by such third parties or to obtain a judgment that our products or services do not infringe such third parties' patents.

    - If our competitors file patent applications that claim technology also claimed by us, we may participate in interference or opposition proceedings to determine the priority of invention.

    - If third parties initiate litigation claiming that our processes or product infringe their patent or other intellectual property rights, we will need to defend against such claims.

    The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent litigation or other intellectual property proceeding is resolved unfavorably to us, we or our alliance partners may be enjoined from manufacturing or selling our products and services without a license from the other party and be held liable for significant damages. We may not be able to obtain any required license on commercially acceptable terms or at all.

    Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time.

WE COULD LOSE IMPORTANT LICENSE RIGHTS IN CERTAIN CIRCUMSTANCES

    We are a party to a number of technology in-licenses that are important to our business and expect to enter into additional licenses in the future. These licenses impose various commercialization, sublicensing, royalty, insurance and other obligations on us. If we fail to comply with these requirements, the licensor will have the right to terminate the license.

RISKS RELATING TO PRECLINICAL TESTING AND CLINICAL TRIALS

CLINICAL TRIALS OF OUR PRODUCT CANDIDATES MAY NOT BE SUCCESSFUL

    In order to obtain regulatory approvals for the commercial sale of our future products, we or our alliance partners will be required to demonstrate through preclinical testing and clinical trials that the product is safe and efficacious. Neither we nor any of our alliance partners has initiated human clinical trials with respect to any product or service based upon our discoveries or filed an investigational new drug application with the FDA to do so.

    The results from preclinical testing of a product that is under development may not be predictive of results that will be obtained in human clinical trials. In addition, the results of early human clinical trials may not be predictive of results that will be obtained in larger scale, advanced stage clinical trials. Furthermore, we, our collaborators or the FDA may suspend clinical trials at any time if the subjects or patients participating in such trials are being exposed to unacceptable health risks or for other reasons.

    The rate of completion of any clinical trials that we conduct will be dependent on the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the availability of alternative treatments, the proximity of patients to clinical sites and the eligibility criteria for the study. Delays in planned patient enrollment may cause us to incur increased costs and program delays.

    We expect to rely on our strategic alliance partners and other third parties to conduct clinical trials of our products in most circumstances. We will have less control over such clinical trials than if we were conducting the trials directly. As a result, these trials may not begin or be completed as planned.

REGULATORY RISKS

WE MAY NOT OBTAIN REGULATORY APPROVALS; THE APPROVAL PROCESS IS COSTLY AND
  LENGTHY

    We must obtain regulatory approval for our ongoing development activities and before marketing or selling any of our future products or services. We may not receive regulatory approvals to conduct clinical trials of our products or to manufacture or market our products and services. In addition, regulatory agencies may not grant such approvals on a timely basis or may revoke previously granted approvals.

    The process of obtaining United States Food and Drug Administration, or FDA, and other required regulatory approvals is lengthy and expensive. The time required for FDA and other clearances or approvals is uncertain and typically takes a number of years, depending on the complexity and novelty of the product. Any delay in obtaining or failure to obtain required clearance or approvals could materially adversely affect our ability to generate revenues from the affected product or service. We have only limited experience in filing and prosecuting applications necessary to gain regulatory approvals.

    Certain of the products that are likely to result from our research and development programs may be based on new technologies and new therapeutic approaches that have not been extensively tested in humans. One example of such a technology is gene therapy. The regulatory requirements governing these types of products may be more rigorous than for conventional products. As a result, we may experience a longer regulatory process in connection with any products that we develop based on these new technologies or new therapeutic approaches.

    Our analysis of data obtained from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. These limitations may limit the size of the market for the product.

    We also are subject to numerous and varying foreign regulatory requirements governing the design and conduct of clinical trials and the manufacturing and marketing of our future products and services. The approval procedure varies among countries. The time required to obtain foreign approvals often differs from that required to obtain FDA approval. Approval by the FDA does not ensure approval by regulatory authorities in other countries.

    All of the foregoing regulatory risks also are applicable to development, manufacturing and marketing undertaken by our alliance partners or other collaborators.

EVEN IF WE OBTAIN MARKETING APPROVAL, OUR PRODUCTS WILL BE SUBJECT TO ONGOING
  REGULATORY REVIEW

    The manufacturer of products for which we obtain marketing approval and the manufacturing facilities used to make such products will be subject to continual review and periodic inspections by the FDA. The subsequent discovery of previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or manufacturer, including withdrawal of the product from the market.

    If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecutions.

RISKS RELATING TO PRODUCT MANUFACTURING, MARKETING AND SALES

THE MARKET MAY NOT BE RECEPTIVE TO OUR PRODUCTS AND SERVICES UPON THEIR
  INTRODUCTION

    The commercial success of our products and services that are approved for marketing will depend upon their acceptance by the medical community and third party payors as clinically useful, cost effective and safe. Many of the products and services that we are developing are based upon new technologies or therapeutic approaches. As a result, it may be more difficult for us to achieve market acceptance of our products and services, particularly the first products and services that we introduce to the market based on new technologies and therapeutic approaches.

    Other factors that we believe will materially affect market acceptance of our products and services include:

    - The timing of receipt of marketing approvals and the countries in which such approvals are obtained;

    - The safety, efficacy and ease of administration of the product; and

    - The success of physician education programs.

WE HAVE NO SALES AND MARKETING EXPERIENCE AND CAPABILITIES

    We have no sales, marketing and distribution experience and capabilities. We plan to rely significantly on sales, marketing and distribution arrangements with our strategic alliance partners and other third parties for the products and services that we are developing. The terms of these arrangements may not be favorable to us. In addition, we may have limited or no control over the sales, marketing and distribution activities of these third parties. Our future revenues will be materially dependent upon the success of the efforts of these third parties.

    If in the future we determine to perform sales, marketing and distribution functions ourselves, we would face a number of additional risks, including:

    - We may not be able to attract and build a sufficient marketing staff or sales force;

    - The cost of establishing a marketing staff or sales force may not be justifiable in light of any product or service revenues; and

    - Our direct sales and marketing efforts may not be successful.

WE HAVE LIMITED MANUFACTURING CAPABILITIES AND WILL BE DEPENDENT ON THIRD PARTY
  MANUFACTURERS

    We have limited manufacturing experience and no commercial or pilot scale manufacturing capabilities. In order to continue to develop products and services, apply for regulatory approvals and, ultimately, commercialize any products and services, we will need to develop, contract for, or otherwise arrange for the necessary manufacturing capabilities.

    We currently rely upon third parties to produce material for preclinical testing purposes and expect to continue to do so in the future. We also expect to rely upon third parties, including our strategic alliance partners, to produce materials required for clinical trials and for the commercial production of certain of our products if we succeed in obtaining necessary regulatory approvals. There are a limited number of manufacturers that operate under the FDA's good manufacturing practices regulations capable of manufacturing for us. If we are unable to arrange for third party manufacturing of our products, or to do so on commercially reasonable terms, we may not be able to complete development of our products or market them.

    To the extent that we enter into manufacturing arrangements with third parties, we are dependent upon these third parties to perform their obligations in a timely manner. If such third party suppliers fail to perform their obligations, we may be adversely affected in a number of ways, including:

    - We may not be able to meet commercial demands for our products;

    - We may not be able to initiate or continue clinical trials of products that are under development; and

    - We may be delayed in submitting applications for regulatory approvals for our products.

    We may in the future determine to manufacture certain of our products in our own manufacturing facilities. We will require substantial additional funds and need to recruit qualified personnel in order to build or lease and operate any manufacturing facilities. We may not be able to successfully develop our own manufacturing capabilities. Moreover, it may be very costly and time consuming for us to develop such capabilities.

    The manufacture of products by us and our alliance partners and suppliers is subject to regulation by the FDA and comparable agencies in foreign countries. Delay in complying or failure to comply with such manufacturing requirements could materially adversely affect the marketing of our products.

IF WE FAIL TO OBTAIN AN ADEQUATE LEVEL OF REIMBURSEMENT FOR OUR FUTURE PRODUCTS
  OR SERVICES BY THIRD PARTY PAYORS, THERE MAY BE NO COMMERCIALLY VIABLE MARKETS FOR OUR PRODUCTS OR SERVICES

    The availability of reimbursement by governmental and other third party payors affects the market for any pharmaceutical product or service. These third party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products and services. In certain foreign countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope or amount.

    In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system. Further proposals are likely. The potential for adoption of these proposals affects or will affect our ability to raise capital, obtain additional collaborative partners and market our products.

    If we or our collaborators obtain marketing approvals for our products, we expect to experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

ETHICAL, LEGAL AND SOCIAL ISSUED RELATED TO GENETIC TESTING MAY CAUSE OUR
  DIAGNOSTIC PRODUCTS TO BE REJECTED BY CUSTOMERS OR PROHIBITED OR CURTAILED BY GOVERNMENTAL AUTHORITIES

    Diagnostic tests that evaluate genetic predisposition to disease raise issues regarding the use and confidentiality of the information provided by such tests. Insurance carriers and employers might discriminate on the basis of such information, resulting in a significant barrier to the acceptance of such tests by customers. Such discrimination could cause governmental authorities to prohibit or limit the use of such tests.

RISKS RELATING TO ONGOING OPERATIONS

WE WILL BE EXPOSED TO PRODUCT LIABILITY CLAIMS AND MAY NOT BE ABLE TO OBTAIN
  ADEQUATE PRODUCT LIABILITY INSURANCE

    Our business exposes us to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of human therapeutic and diagnostic products. Product liability claims or product recalls, regardless of the ultimate outcome, could require us to spend significant time and money in litigation and to pay significant damages. We currently have no product liability insurance coverage. We may not be able to obtain such product liability insurance at a reasonable cost or in sufficient amounts to protect us against losses due to liability claims.

WE COULD INCUR LIABILITIES RELATING TO HAZARDOUS MATERIALS THAT WE USE IN OUR
  RESEARCH AND DEVELOPMENT ACTIVITIES

    Our research and development activities involve the controlled use of hazardous materials, chemicals and various radioactive materials. There is a risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any damages that result. This type of liability could exceed our resources.

RISKS RELATING TO THIS OFFERING

OUR STOCK PRICE COULD BE VOLATILE, WHICH COULD CAUSE YOU TO LOSE PART OR ALL OF
  YOUR INVESTMENT

    The trading price of our common stock is likely to be volatile. The stock market in general, and the market for biotechnology companies in particular, has experienced extreme volatility. This volatility has often been unrelated to the operating performance of particular companies. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including variations in our financial results, investors' perceptions of us and general economic, industry and market conditions.

WE HAVE ANTITAKEOVER DEFENSES THAT COULD DELAY OR PREVENT AN ACQUISITION AND
  COULD ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK

    Provisions of our certificate of incorporation and bylaws and provisions of Delaware law could delay, defer or prevent an acquisition or change of control of Millennium or otherwise adversely affect the price of our common stock. For example, our board of directors is staggered in three classes, so that only one-third of the directors can be replaced at any annual meeting. Additionally, our bylaws limit the ability of stockholders to call a special meeting. Our certificate of incorporation also permits our board to issue shares of preferred stock without stockholder approval. In addition to delaying or preventing an acquisition, the issuance of a substantial number of preferred shares could adversely affect the price of our common stock.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

    This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. You should read statements that contain these words carefully because they discuss future expectations, contain projections of future results of operations or of financial position or state other "forward-looking" information. The important factors listed above in the section captioned "Risk Factors," as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in these forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have an adverse effect on our business, results of operations and financial position.

    Any forward-looking statements in this prospectus are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, possibly materially. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

                                USE OF PROCEEDS

    We will not receive any proceeds from the sale of the shares by the selling stockholder.

    The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, fees and expenses of our counsel, fees and expenses of our accountants, and blue sky fees and expenses.

                              SELLING STOCKHOLDER

    We issued the shares of common stock covered by this prospectus in a private placement in connection with the acquisition of shares of our subsidiary, Millennium BioTherapeutics, Inc. The following table sets forth, to our knowledge, certain information about the selling stockholder as of November 3, 1999.

                                                         PERCENTAGE                 NUMBER OF      PERCENTAGE
                                          NUMBER OF     OF SHARES OF                SHARES OF     OF SHARES OF
                                          SHARES OF        COMMON                     COMMON         COMMON
                                            COMMON         STOCK       NUMBER OF      STOCK          STOCK
                                            STOCK       BENEFICIALLY   SHARES OF   BENEFICIALLY   BENEFICIALLY
                                         BENEFICIALLY      OWNED        COMMON        OWNED          OWNED
                                            OWNED          PRIOR         STOCK        AFTER          AFTER
            NAME OF SELLING                PRIOR TO     TO OFFERING     OFFERED      OFFERING       OFFERING
              STOCKHOLDER                OFFERING(1)        (1)         HEREBY        (1)(2)         (1)(2)
---------------------------------------  ------------   ------------   ---------   ------------   ------------
Eli Lilly and Company(3)...............   1,005,333          2.7%       500,000      505,333           1.4%

------------------------

(1) Except as otherwise indicated, the number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The selling stockholder has sole voting power and investment power with respect to all shares listed as owned by the selling stockholder.

(2) We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholder after completion of the offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(3) An employee of the selling stockholder previously served as a director of our subsidiary, Millennium BioTherapeutics. In addition, we are party to two strategic alliances with the selling stockholder and Millennium BioTherapeutics is a party to one strategic alliance with the selling stockholder, which was amended on October 14, 1999.

                              PLAN OF DISTRIBUTION

    The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term "selling stockholder" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a pledge, gift or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

    The selling stockholder will act independently of Millennium Pharmaceuticals in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholder may also make sales in negotiated transactions, including pursuant to one or more of the following methods:

    - Purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus,

    - Ordinary brokerage transactions and transactions in which the broker solicits purchasers,

    - Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

    - An over-the-counter distribution in accordance with the rules of the Nasdaq National Market, and

    - In privately negotiated transactions.

    In connection with distributions of the shares or otherwise, the selling stockholder may:

    - Enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume,

    - Sell the shares short and redeliver the shares to close out such short positions,

    - Enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell, and

    - Pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

    In addition, the selling stockholder may sell any shares that qualify for sale pursuant to Rule 144 under Rule 144 rather than pursuant to this prospectus.

    In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale.

    In offering the shares covered by this prospectus, the selling stockholder, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling stockholder and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

    In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

    At the time a particular offer of shares is made, if required, we will distribute a prospectus supplement that will set forth:

    - The number of shares being offered,

    - The terms of the offering, including the name of any underwriter, dealer or agent,

    - The purchase price paid by any underwriter,

    - Any discount, commission and other underwriter compensation,

    - Any discount, commission or concession allowed or reallowed or paid to any dealer, and

    - The proposed selling price to the public.

    We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

    We have agreed with the selling stockholder to keep the Registration Statement of which this prospectus constitutes a part effective until the earlier of

    - such time as all of the shares covered by this prospectus have been disposed of pursuant to the registration statement or

    - two years following the date of effectiveness of this registration statement.

                                 LEGAL MATTERS

    The validity of the shares offered by this prospectus has been passed upon by Hale and Dorr LLP.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                         WHERE TO FIND MORE INFORMATION

    We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC's Internet site at http://www.sec.gov. Our common stock is quoted on Nasdaq under the trading symbol "MLNM".

    This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding Millennium Pharmaceuticals, Inc. and the common stock, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from its internet site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows us to "incorporate" into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC in the future and incorporate by reference will automatically update and may supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the sale of all the shares covered by this prospectus.

    The following documents that we have filed with the SEC are incorporated herein by reference:

    - Our Annual Report on Form 10-K for the year ended December 31, 1998;

    - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

    - Our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

    - Our Quarterly Report on Form 10-Q for the quarter ended September 30,
      1999;

    - Our Current Report on Form 8-K dated March 11, 1999;

    - Our Current Report on Form 8-K dated October 21, 1999, as amended by Form 8-K/A filed on October 29, 1999;

    - All of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

    - The description of our common stock contained in our Registration Statement on Form 8-A dated April 26, 1996, including any amendments or reports filed for the purpose of updating such description.

    You may request a copy of these documents, which will be provided to you at no cost, by writing to:

             Millennium Pharmaceuticals, Inc.
             75 Sidney Street
             Cambridge, MA 02139
             Attention: General Counsel
             Telephone: 617-679-7000

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Registrant (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Filing Fee--Securities and Exchange Commission..............  $ 9,817
Legal fees and expenses.....................................  $10,000
Accounting fees and expenses................................  $10,000
Miscellaneous expenses......................................  $ 5,000
                                                              -------
  Total Expenses............................................  $34,817
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in its Certificate of Incorporation.

    Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

    Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Registrant, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

    Indemnification is required to be made promptly unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event the Registrant denies a request for indemnification, or if the Registrant fails to dispose of a request for indemnification within 60 days after such payment is claimed by the indemnitee, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

    Article NINTH of the Registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive.

ITEM 16. EXHIBITS

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
         4.1*           Amended and Restated Certificate of Incorporation of the
                        Registrant.

         4.2*           Amended and Restated Bylaws of the Registrant.

         5.1            Opinion of Hale and Dorr LLP.

        23.1            Consent of Ernst & Young LLP

        23.2            Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

        24.1            Power of Attorney (See page II-4 of this Registration
                        Statement).

------------------------

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed June 20, 1996 [File no. 0-28494].

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included is a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on November 5, 1999.

                                                       MILLENNIUM PHARMACEUTICALS, INC.

                                                       By:              /s/ MARK J. LEVIN
                                                            -----------------------------------------
                                                                          Mark J. Levin
                                                                     CHIEF EXECUTIVE OFFICER

                        SIGNATURES AND POWER OF ATTORNEY

    We, the undersigned officers and directors of Millennium
Pharmaceuticals, Inc., hereby severally constitute and appoint Mark J. Levin, Kevin P. Starr and John B. Douglas III and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Millennium Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                      DATE
                      ---------                                   -----                      ----
                  /s/ MARK J. LEVIN                    Chief Executive Officer and
     -------------------------------------------         Director (Principal           November 5, 1999
                    Mark J. Levin                        Executive Officer)

                 /s/ KEVIN P. STARR                    Chief Financial Officer
     -------------------------------------------         (Principal Financial and      November 5, 1999
                   Kevin P. Starr                        Accounting Officer)

                  /s/ JOSHUA BOGER                     Director
     -------------------------------------------                                       November 5, 1999
                 Joshua Boger, Ph.D.

                  /s/ EUGENE CORDES                    Director
     -------------------------------------------                                       November 5, 1999
                Eugene Cordes, Ph.D.

              /s/ A. GRANT HEIDRICH III                Director
     -------------------------------------------                                       November 5, 1999
                A. Grant Heidrich III

              /s/ RAJU S. KUCHERLAPATI                 Director
     -------------------------------------------                                       November 5, 1999
                Raju S. Kucherlapati

                 /s/ ERIC S. LANDER                    Director
     -------------------------------------------                                       November 5, 1999
                   Eric S. Lander

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
         4.1*           Amended and Restated Certificate of Incorporation of the
                        Registrant.

         4.2*           Amended and Restated Bylaws of the Registrant.

         5.1            Opinion of Hale and Dorr LLP.

        23.1            Consent of Ernst & Young, LLP.

        23.2            Consent of Hale and Dorr LLP, included in Exhibit 5.1 filed herewith.

        24.1            Power of Attorney (See page II-4 of this Registration
                        Statement).

------------------------

* Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q, filed June 20, 1996 [File no. 0-28494].